Exhibit 99.3

ADDITIONAL INFORMATION RELATING TO THE PROVINCE (1)

Information Relating to Provincial Debt	Page

Debt of the Province	2 - 17
Consolidated Funded and Unfunded Debt of the Public Sector	18

Other Information

Canadian Foreign Exchange Rate and International Reserves	19
Trade Balance	20

(1)	Any dollar amounts in Exhibit 99.3 are expressed in Canadian dollars ($) unless otherwise specified or the context otherwise requires.

DEBT OF THE PROVINCE

Direct and Guaranteed Debt

The direct debt of the Province includes debt for government purposes, as well as funds borrowed by the Province and loaned to its provincial government bodies. Direct borrowing by the Province for lending to provincial government bodies commenced in 1983.

With few exceptions, government bodies rely on the Province for fiscal agency loans to meet their borrowing requirements. The terms and conditions that apply to fiscal agency loans respecting payment of interest and principal generally match those in the Province's original borrowings.

Direct debt includes both funded and unfunded debt. Funded debt is defined as all debt having a maturity of one year or more from date of issuance; unfunded debt has a maturity within one year from date of issuance.

The final component of provincial debt relates to financial instruments that have been unconditionally guaranteed by the Province. Most of this debt was incurred by provincial government bodies prior to the introduction of fiscal agency loans in 1983. It also includes financial instruments issued by selected municipalities, improvement districts and local government entities, as well as all loan guarantees extended by the Province, including those extended to private entities and individuals.

The Warehouse Borrowing Program takes advantage of low interest rates to borrow money in advance of actual requirements. The debt will eventually be allocated to either the provincial government or provincial government bodies.

Non-guaranteed debt includes debt of the BC Assessment Authority, BC Family Maintenance Enforcement Agency, BC Housing Management Commission, BC Immigrant Investment Fund, BC Pavilion Corporation, BC Public School Employers’ Association, BC Transportation Financing Authority, Canadian Blood Services, Columbia Basin Trust, Columbia Power Corporation, Columbia River Project (a joint venture of Columbia Basin Trust and Columbia Power Corporation) Community Social Services Employers' Association, Provincial Rental Housing Corporation, School Districts, Universities, Colleges and Health Authorities (SUCH sector), BC Hydro, BC Liquor Distribution Branch, BC Lottery Corporation, BC Railway Company, Insurance Corporation of BC, and Post-secondary institutions’ subsidiaries. At March 31, 2020, $4,570 million of this debt is classified as taxpayer supported and $1,322 million is classified as self-supporting.

Financial statements for 2019/20 show that the Province's total net debt (excluding non-guaranteed debt of $5,892 million) increased by $5,522 million; debt for government purposes decreased by $2,484 million and debt for government corporation purposes increased by $3,038 million.

DIRECT FUNDED DEBT(1)

As at March 31, 2020

	2018	2019	2020
		(in millions)
Government Purposes (2)
Payable in:
Canadian Dollars	$27,436	25,089	24,951	(3)
United States Dollars	3,843	3,785	6,423	(4)
	$31,279	28,874	31,374
Government Corporation Purposes
Canadian Dollars	29,315	32,613	34,826	(5)
United States Dollars	1,533	1,294	2,084	(6)
	30,848	33,907	36,910
Warehouse Borrowing Program Purposes
Canadian Dollars	-	-	-
United States Dollars	-	-	-
	-	-	-

Add/(Less) - Unrealized Foreign Exchange Gains/(Losses)	(6)	(15)	(32)
	62,121	62,766	68,252
Less - Unamortized Discount	176	228	95
	61,945	62,538	68,157
Less - Sinking Funds (2)	1,348	752	692
	60,597	61,786	67,465
Less - Amounts Held in Consolidated Revenue Fund	-	-

Net Direct Funded Debt	60,597	61,786	67,465

Less - Warehouse Borrowing Program Investments Available to Paydown Warehouse Borrowing Program Debt	-	-	-

Direct Funded Debt (net of warehouse assets)	$60,597	61,786	67,465

(1)	Unhedged foreign currency liabilities are recorded in the currency in which the debt obligations are payable, translated into Canadian dollar equivalents at the exchange rate prevailing at the end of the respective fiscal years.

(2)	In compliance with generally accepted accounting principles (GAAP), defeased debt is added to debt for government purposes and the related defeased trust funds are added to sinking fund investments.

(3)	Canadian dollar obligations include 100 million Swiss Francs was fully hedged to CAD$96 million; 870 million AUD was fully hedged to CAD$881 million; 1,503 million Euro was fully hedged to CAD$2,212 million; and CNY 1 billion (CAD$200 million) was fully hedged with an investment in the same currency.

(4)	U.S. dollar obligations include US$5,416 million which was fully hedged to CAD$6,423 million.

(5)	Canadian dollar obligations include 402 million Euro which was fully hedged to CAD$591 million.

(6)	U.S. dollar obligations include US$1,583 million (CAD$2,084 million), of which US$1,356 million was fully hedged to CAD$1,761 million and US$227 million was unhedged (CAD$322 million).

 CONSOLIDATION OF DIRECT AND GUARANTEED FUNDED AND UNFUNDED DEBT

As at March 31, 2020

	Outstanding	Sinking Fund	Outstanding
	(Gross)	Investments	(Net)
		(in millions)
Direct Debt
Government Purposes (1)	$31,374	$290	$31,083
Government Corporation Purposes (2)	36,910	401	36,509
Warehouse Program Purposes	0	0	0
	68,284	692	67,592
Less - Unrealized Foreign Exchange Losses	32	0	32
Less - Unamortized Discounts	95	0	95
Less - Amounts held in the Consolidated Revenue Fund	0	0	0
Total Direct Debt	68,157	692	67,465

Guaranteed Debt
Government Corporations	10	-	10
Municipalities, Improvement Districts and Other local government	-	-	-
Other	5	-	5
Total Guaranteed Debt	15	0	15
Less - Unamortized Discounts	-	-	-
- Provision for Probable Payout	-	-	0
	15	0	15
Non-Guaranteed Debt
Gross Non-Guaranteed Debt	$4,689	-	4,689
Less - Unamortized Discounts	8		8
Total Non-Guaranteed Debt	4,681	-	4,681

Total Direct, Guaranteed Funded and Unfunded, and Non-Guaranteed Debt of the Province, Net of Provincial Holdings of such Debt in the General Fund and Special Funds	72,853	692	72,161

Less - Warehouse Borrowing Program Investments Available to Paydown Warehouse Borrowing Program Debt	-	-	-

Total Direct, Guaranteed Funded and Unfunded Debt, and Non-Guaranteed Debt of the Province(Net of Warehouse investments)	$72,853	$692	$72,161

(1)	In compliance with generally accepted accounting principles (GAAP), defeased debt is added to government purposes debt and the related defeased trust funds are added to sinking fund investments.

(2)	Represents direct borrowing by the Province for relending to government corporations on identical terms

Note:	Debt payable in foreign currencies is recorded at the relevant March 31, 2020 exchange rates after giving effect to any currency exchange agreements.

Direct unfunded gross debt of the Province (Promissory Notes) on March 31, 2020 totalled $7,580 million. This short term debt was comprised of $3,130 million in fiscal agency loans to government corporations and $4,450 million in loans for government. Further, all direct unfunded debt consisted of issues denominated in Cdn.

Financing Requirements

The financing requirements of the Province are accomplished through short, medium and long term borrowing in public and private markets in Canada and abroad, including the federal Canada Pension Plan (the "Plan"). Under the Plan, the Province may refinance maturing loans from the Plan with new loans equal to or less than the matured nominal amount of such loans.

The majority of British Columbia's borrowing requirements are met through public domestic borrowings and loans from the Plan. During the 2019/20 fiscal year, the Province borrowed or refinanced $156 million of loans from the Plan.

Sinking Fund Management

Sinking funds are no longer established or maintained on new or existing debt issued for government capital financing purposes. However, sinking funds do continue to be established and maintained relating to new or existing debt of the Province incurred to make loans to provincial government bodies. Consequently, provincial government bodies (with the exception of the British Columbia Hydro and Power Authority and BC Transportation Financing Authority) who have received or are to receive a fiscal agency loan from the Province in an amount equal to or greater than $20 million and with a term of five years or more will continue to be expected to make sinking fund contributions for the purpose of repayment of some or all the corresponding Provincial debt issues.

At March 31, 2020, the Province has $692 million in sinking fund investments related to direct and guaranteed funded debt, including those held in trust on behalf of government corporations.

        MATURITY SCHEDULE OF DIRECT FUNDED DEBT

            As at March 31, 2020

            (Unaudited)

	Canadian Dollars			U.S. Dollars¹
		Projected			Projected
	Gross	Sinking		Gross	Sinking
Fiscal	Debt	Fund	Net Debt	Debt	Fund	Net Debt
Year	Maturities	Values	Maturities²	Maturities	Values	Maturities²
	(millions of dollars)			(millions of dollars)
2021	$3,130	$19	$3,111	$-	$-	$-
2022	$3,803	$15	$3,788	$698	$-	$698
2023	$2,839	$27	$2,812	$869	$-	$869
2024	$2,694	$8	$2,686	$-	$-	$-
2025	$1,821	$2	$1,819	$1,172	$-	$1,172
	$14,287	$71	$14,216	$2,739	$-	$2,739
2026 - 30	$11,632	$94	$11,538	$1,156	$165	$991
2031 - 35	$4,974	$6	$4,968	$-	$-	$-
2036 - 40	$3,706	$153	$3,553	$270	$67	$203
2041 - 45	$11,505	$370	$11,135	$-	$-	$-
2046 - 50	$6,720	$-	$6,720	$-	$-	$-
2051 - 55	$2,400	$500	$1,900	$-	$-	$-
2056 - 60	$190	$-	$190	$-	$-	$-
2061 - 65	$231	$-	$231	$-	$-	$-
	$55,645	$1,194	$54,451	$4,165	$232	$3,933

[1]	Debt payable in U.S. dollars is not translated into Canadian dollars. Debt payable in other foreign currencies is recorded after giving effect to any currency exchange agreements.

[2]	Net debt maturities represent gross debt maturities minus projected sinking fund values at maturity, based on earnings of 5% on existing sinking fund balances as of March 31, 2020. The calculations exclude sinking fund installments which are scheduled to be made in the future and unamortized discount.

MATURITY SCHEDULE OF GUARANTEED FUNDED DEBT

As at March 31, 2020

(Unaudited)

	Canadian Dollars			U.S. Dollars
		Projected			Projected
	Gross	Sinking		Gross	Sinking
Fiscal	Debt	Fund	Net Debt	Debt	Fund	Net Debt
Year	Maturities	Values	Maturities	Maturities	Values	Maturities
	(millions of dollars)			(millions of dollars)
2021	$-	$-	$-	$-	$-	$-
2022	-	-	-	-	-	-
2023	-	-	-	-	-	-
2024	-	-	-	-	-	-
2025	10	-	10.00	-	-	-
	10.00	-	10	-	-	-
2026 - 30	-	-	-	-	-	-
2031 - 35	-	-	-	-	-	-
2036 - 40	-	-	-	-	-	-
2041 - 45	-	-	-	-	-	-
Other¹	4	-	4	-	-	-
	$14	$-	$14	$-	$-	$-

¹	Includes Province miscellaneous Guarantees.

STATEMENT OF DIRECT FUNDED AND UNFUNDED DEBT

At March 31, 2020

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2020	References
			(percent)	($ Millions)
Long-Term and Medium-Term Debt Issued by Province of British Columbia:

BCCD-FRN-1	May 13, 2020	May 13, 2013	Floating	100	(3)
BCCD-C	September 5, 2020	September 5, 1990	10.60	600	(2)
BCCMTN-46	September 5, 2020	February 6, 1995	10.60	20	(2)
BCCD-24	December 18, 2020	August 23, 2010	3.70	500	(2)
BCCD-24 (R1)	December 18, 2020	September 23, 2010	3.70	600	(2)
BCCD-24 (R2)	December 18, 2020	December 2, 2010	3.70	600	(2)
BCCD-31	December 18, 2020	April 26, 2013	2.70	100	(2)
BCCD-31 (R1)	December 18, 2020	April 29, 2013	2.70	100	(2)
BCCD-31 (R2)	December 18, 2020	May 6, 2013	2.70	50	(2)
BCCD-G	May 15, 2021	May 15, 1996	9.95	296	(2)
BCCD-12	June 15, 2021	June 7, 2007	4.80	230	(2)
BCCD-12 (R1)	June 15, 2021	May 28, 2008	4.80	100	(2)
BCCD-26	December 18, 2021	August 22, 2011	3.25	500	(2)
BCCD-26 (R1)	December 18, 2021	October 17, 2011	3.25	600	(2)
BCCD-26 (R2)	December 18, 2021	December 5, 2011	3.25	400	(2)
BCCD-26 (R3)	December 18, 2021	December 19, 2011	3.25	250	(2)
BCCMTN-76	February 23, 2022	April 30, 1999	6.00	25	(2)
BCCD-L	June 9, 2022	June 9, 1992	9.50	450	(2)
BCCD-FRN-3	August 19, 2022	August 19, 2015	Floating	300	(3)
BCCD-M	August 19, 2022	August 19, 1992	8.75	300	(2)
BCCD-28	December 18, 2022	June 1, 2012	2.70	500	(2)
BCCD-28 (R1)	December 18, 2022	September 28, 2012	2.70	400	(2)
BCCD-28 (R2)	December 18, 2022	January 14, 2013	2.70	500	(2)
BCCMTN-77	February 23, 2023	April 30, 1999	6.00	25	(2)
BCCD-P	September 8, 2023	September 8, 1993	8.00	400	(2)
BCCMTN-60	September 8, 2023	October 31, 1995	8.00	10	(2)
BCCMTN-60 (R1)	September 8, 2023	November 30, 1995	8.00	25	(2)
BCCMTN-79	September 8, 2023	May 4, 1999	6.40	50	(2)
BCEC-13	November 30, 2023	November 30, 1993	7.875	350	(1) (5)
BCCD-32	December 18, 2023	July 15, 2013	3.30	500	(2)
BCCD-32 (R1)	December 18, 2023	August 2, 2013	3.30	250	(2)
BCCD-32 (R2)	December 18, 2023	August 27, 2013	3.30	500	(2)
BCCD-32 (R3)	December 18, 2023	October 16, 2013	3.30	200	(2)
BCCMTN-78	February 23, 2024	April 30, 1999	6.00	100	(1)
BCCD-T	August 23, 2024	September 13, 1994	9.00	400	(2)
BCCMTN-40	August 23, 2024	January 17, 1995	9.00	35	(2)
BCCMTN-52	August 23, 2024	April 28, 1995	9.00	200	(2)
BCCMTN-56	August 23, 2024	June 22, 1995	8.50	30	(2)
BCCMTN-62	August 23, 2024	February 13, 1996	7.875	100	(2)
BCCMTN-62 (R1)	August 23, 2024	March 28, 1996	7.875	100	(2)
BCCMTN-82	August 23, 2024	June 11, 1999	7.00	55	(2)
BCCD-34	June 18, 2025	November 18, 2014	2.85	500	(2)
BCCD-34 (R1)	June 18, 2025	January 16, 2015	2.85	500	(2)
BCCD-34 (R2)	June 18, 2025	June 30, 2015	2.85	500	(2)
BCCD-34 (R3)	June 18, 2025	November 5, 2015	2.85	500	(2)
BCCMTN-63	June 9, 2026	September 11, 1996	8.00	110	(2)
BCCD-36	June 18, 2026	March 16, 2016	2.30	500	(2)
BCCD-36 (R1)	June 18, 2026	May 12, 2016	2.30	500	(2)
BCCD-36 (R2)	June 18, 2026	January 27, 2017	2.30	500	(2)
BCCMTN-64	December 4, 2026	December 4, 1996	7.00	40	(2)
BCCMTN-74	December 4, 2026	January 12, 1999	7.00	60	(2)
BCCMTN-65	June 9, 2027	February 11, 1997	7.50	50	(2)

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2020	References
			(percent)	($ Millions)
BCCD-37	June 18, 2027	March 21, 2017	2.55	500	(2)
BCCD-37 (R1)	June 18, 2027	October 17, 2017	2.55	500	(2)
BCCD-W	November 19, 2027	November 19, 1997	6.15	400	(2)
BCCD-W (R1)	November 19, 2027	December 9, 1999	6.15	100	(2)
BCCMTN-70	August 17, 2028	August 17, 1998	5.62	200	(2)
BCCD-38	December 18, 2028	May 15, 2018	2.95	500	(2)
BCCD-38 (R1)	December 18, 2028	July 20, 2018	2.95	500	(2)
BCCD-38 (R2)	December 18, 2028	September 18, 2018	2.95	500	(2)
BCCD-38 (R3)	December 18, 2028	June 11, 2019	2.95	500	(2)
BCCD-X	June 18, 2029	June 18, 1998	5.70	500	(2)
BCCD-X (R1)	June 18, 2029	October 13, 1998	5.70	85	(2)
BCCD-X (R2)	June 18, 2029	February 4, 1999	5.70	400	(2)
BCCD-X (R3)	June 18, 2029	May 20, 1999	5.70	500	(2)
BCCD-X (R4)	June 18, 2029	September 1, 1999	5.70	400	(2)
BCCD-X (R5)	June 18, 2029	September 24, 1999	5.70	400	(2)
BCCMTN-83	June 18, 2029	June 18, 1999	5.861	250	(2)
BCCD-14	June 18, 2029	June 19, 2007	5.15	200	(2)
BCCD-14 (R1)	June 18, 2029	May 3, 2013	5.15	60	(2)
BCCD-14 (R2)	June 18, 2029	May 28, 2013	5.15	115	(2)
BCCD-14 (R3)	June 18, 2029	May 31, 2013	5.15	70	(2)
BCCD-14 (R4)	June 18, 2029	May 31, 2013	5.15	50	(2)
BCCD-40	June 18, 2030	October 30, 2019	2.20	500	(2)
BCCD-40 (R1)	June 18, 2030	December 12, 2019	2.20	500	(2)
BCCD-40 (R2)	June 18, 2030	March 25, 2020	2.20	600	(2)
BCCD-40 (R3)	June 18, 2030	March 27, 2020	2.20	400	(2)
BCCD-Z	June 18, 2031	June 16, 2000	6.35	500	(2)
BCCD-Z (R1)	June 18, 2031	July 20, 2000	6.35	400	(2)
BCCD-Z (R2)	June 18, 2031	November 15, 2001	6.35	500	(2)
BCCD-19	June 18, 2031	June 13, 2008	5.00	200	(2)
BCCD-19 (R1)	June 18, 2031	April 10, 2012	5.00	100	(2)
BCCD-19 (R2)	June 18, 2031	April 18, 2012	5.00	100	(2)
BCCD-19 (R3)	June 18, 2031	April 20, 2012	5.00	110	(2)
BCCD-19 (R4)	June 18, 2031	October 24, 2012	5.00	100	(2)
BCCD-19 (R5)	June 18, 2031	October 29, 2012	5.00	125	(2)
BCCD-19 (R6)	June 18, 2031	January 8, 2013	5.00	100	(2)
BCCD-19 (R7)	June 18, 2031	January 9, 2013	5.00	50	(2)
BCCD-19 (R8)	June 18, 2031	January 22, 2013	5.00	100	(2)
BCCD-19 (R9)	June 18, 2031	April 2, 2013	5.00	50	(2)
BCCD-7	June 18, 2035	February 7, 2004	5.40	500	(2)
BCCD-11	June 18, 2037	August 22, 2006	4.70	500	(2)
BCCD-11 (R1)	June 18, 2037	April 30, 2007	4.70	500	(2)
BCCD-11 (R2)	June 18, 2037	April 8, 2008	4.70	500	(2)
BCCMTN-69	January 9, 2039	July 14, 1998	5.75	150	(2)
BCCMTN-73	January 9, 2039	November 17, 1998	6.00	65	(2)
BCCMTN-84	August 23, 2039	July 2, 1999	6.30	200	(2)
BCCD-22	June 18, 2040	December 8, 2008	4.95	500	(2)
BCCD-22 (R1)	June 18, 2040	May 26, 2009	4.95	300	(2)
BCCD-22 (R2)	June 18, 2040	July 15, 2009	4.95	500	(2)
BCCD-22 (R3)	June 18, 2040	January 11, 2010	4.95	500	(2)
BCCD-22 (R4)	June 18, 2040	May 14, 2010	4.95	500	(2)
BCCD-25	June 18, 2042	September 8, 2010	4.30	500	(2)
BCCD-25 (R1)	June 18, 2042	September 30, 2010	4.30	500	(2)
BCCD-25 (R2)	June 18, 2042	February 7, 2011	4.30	500	(2)
BCCD-25 (R3)	June 18, 2042	April 11, 2011	4.30	500	(2)
BCCD-25 (R4)	June 18, 2042	June 6, 2011	4.30	500	(2)
BCCD-25 (R5)	June 18, 2042	October 27, 2011	4.30	500	(2)
BCCD-25 (R6)	June 18, 2042	December 5, 2011	4.30	200	(2)
BCCD-25 (R7)	June 18, 2042	December 19, 2011	4.30	250	(2)

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2020		References
			(percent)	($ Millions)
BCCD-25 (R8)	June 18, 2042	June 1, 2012	4.30	200		(2)
BCCD-25 (R9)	June 18, 2042	September 28, 2012	4.30	200		(2)
BCCD-1	June 18, 2043	June 27, 2003	5.25	150		(2)
BCCD-29	June 18, 2044	December 4, 2012	3.20	500		(2)
BCCD-29 (R1)	June 18, 2044	June 20, 2013	3.20	500		(2)
BCCD-29 (R2)	June 18, 2044	August 2, 2013	3.20	400		(2)
BCCD-29 (R3)	June 18, 2044	September 17, 2013	3.20	500		(2)
BCCD-29 (R4)	June 18, 2044	October 16, 2013	3.20	400		(2)
BCCD-29 (R5)	June 18, 2044	April 14, 2014	3.20	600		(2)
BCCD-29 (R6)	June 18, 2044	June 20, 2014	3.20	600		(2)
BCCD-29 (R7)	June 18, 2044	September 26, 2014	3.20	600		(2)
BCCD-10	August 23, 2044	June 22, 2004	5.75	100		(2)
BCCD-10 (R1)	August 23, 2044	July 28, 2008	5.75	20		(2)
BCCD-18	June 18, 2045	May 15, 2008	4.60	50		(2)
BCCD-15	June 18, 2048	June 29, 2007	4.90	200		(2)
BCCD-15 (R1)	June 18, 2048	July 14, 2008	4.90	40		(2)
BCCD-15 (R2)	June 18, 2048	August 5, 2008	4.90	32		(2)
BCCD-15 (R3)	June 18, 2048	January 21, 2009	4.90	70		(2)
BCCD-15 (R4)	June 18, 2048	January 21, 2009	4.90	50		(2)
BCCD-15 (R5)	June 18, 2048	January 23, 2009	4.90	50		(2)
BCCD-15 (R6)	June 18, 2048	September 30, 2011	4.90	50		(2)
BCCD-15 (R7)	June 18, 2048	November 1, 2011	4.90	25		(2)
BCCD-15 (R8)	June 18, 2048	November 2, 2011	4.90	30		(2)
BCCD-35	June 18, 2048	May 1, 2015	2.80	500		(2)
BCCD-35 (R1)	June 18, 2048	June 2, 2015	2.80	500		(2)
BCCD-35 (R2)	June 18, 2048	September 8, 2015	2.80	500		(2)
BCCD-35 (R3)	June 18, 2048	October 27, 2015	2.80	500		(2)
BCCD-35 (R4)	June 18, 2048	January 18, 2016	2.80	500		(2)
BCCD-35 (R5)	June 18, 2048	September 23, 2016	2.80	500		(2)
BCCD-35 (R6)	June 18, 2048	September 26, 2017	2.80	500		(2)
BCCD-35 (R7)	June 18, 2048	November 14, 2017	2.80	500		(2)
BCCD-35 (R8)	June 18, 2048	January 29, 2018	2.80	500		(2)
BCCD-35 (R9)	June 18, 2048	April 16, 2018	2.80	500		(2)
BCCD-20	June 18, 2049	June 30, 2008	4.60	20		(2)
BCCD-39	June 18, 2050	August 24, 2018	2.95	500		(2)
BCCD-39 (R1)	June 18, 2050	December 4, 2018	2.95	500		(2)
BCCD-39 (R2)	June 18, 2050	April 1, 2019	2.95	500		(2)
BCCD-39 (R3)	June 18, 2050	April 23, 2019	2.95	500		(2)
BCCD-39 (R4)	June 18, 2050	July 22, 2019	2.95	400		(2)
BCCD-27	June 18, 2055	January 26, 2012	3.50	90		(2)
BCCD-27 (R1)	June 18, 2055	January 30, 2012	3.50	40		(2)
BCCD-27 (R2)	June 18, 2055	January 30, 2013	3.50	60		(2)
BCCD-30	June 18, 2062	February 1, 2013	3.30	102.5		(2)
BCCD-30 (R1)	June 18, 2062	February 5, 2013	3.30	78		(2)
BCCD-30 (R2)	June 18, 2062	May 27, 2013	3.30	50		(2)
Total:				C $	47,149

Canada Pension Plan Investment
Board issues:

BCCP-63	April 10, 2020	April 10, 2000	6.43	35.8		(2) (4)
BCCP-64	May 9, 2020	May 9, 2000	6.75	20.2		(2) (4)
BCCP-160	May 10, 2020	May 10, 2010	4.34	29.1		(2) (4)
BCCP-163	June 8, 2020	June 8, 2010	4.11	80.1		(2) (4)
BCCP-65	June 12, 2020	June 12, 2000	6.61	19.1		(2) (4)
BCCP-66	July 10, 2020	July 10, 2000	6.46	14.4		(2) (4)
BCCP-67	August 8, 2020	August 8, 2000	6.40	18.6		(2) (4)
BCCP-68	September 11, 2020	September 11, 2000	6.36	20.6		(2) (4)
BCCP-69	October 10, 2020	October 10, 2000	6.47	20.6		(2) (4)

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2020	References
			(percent)	($ Millions)
BCCP-169	December 10, 2020	December 10, 2010	3.86	1.3	(2) (4)
BCCP-70	April 10, 2021	April 10, 2001	6.33	41.6	(2) (4)
BCCP-71	May 8, 2021	May 8, 2001	6.45	48.2	(2) (4)
BCCP-172	June 10, 2021	June 10, 2011	3.73	91.2	(2) (4)
BCCP-72	June 11, 2021	June 11, 2001	6.46	49.8	(2) (4)
BCCP-73	July 10, 2021	July 10, 2001	6.64	31.3	(2) (4)
BCCP-176	August 8, 2021	August 8, 2011	3.39	11.2	(2) (4)
BCCP-74	August 10, 2021	August 10, 2001	6.51	27.8	(2) (4)
BCCP-75	September 10, 2021	September 10, 2001	6.40	26.1	(2) (4)
BCCP-76	October 9, 2021	October 9, 2001	6.35	26.2	(2) (4)
BCCP-77	November 13, 2021	November 13, 2001	5.97	25.1	(2) (4)
BCCP-78	December 10, 2021	December 10, 2001	6.29	14.6	(2) (4)
BCCP-79	January 8, 2022	January 8, 2002	6.27	17.8	(2) (4)
BCCP-80	April 8, 2022	April 8, 2002	6.41	47.2	(2) (4)
BCCP-81	May 10, 2022	May 10, 2002	6.30	59.3	(2) (4)
BCCP-82	June 10, 2022	June 10, 2002	6.27	60.2	(2) (4)
BCCP-83	July 9, 2022	July 9, 2002	6.18	38.9	(2) (4)
BCCP-84	August 12, 2022	August 12, 2002	6.05	31.3	(2) (4)
BCCP-85	September 10, 2022	September 10, 2002	5.74	30.8	(2) (4)
BCCP-86	October 8, 2022	October 8, 2002	5.80	26.5	(2) (4)
BCCP-87	November 12, 2022	November 12, 2002	6.02	32.4	(2) (4)
BCCP-88	December 10, 2022	December 10, 2002	5.89	16.5	(2) (4)
BCCP-89	January 6, 2023	January 6, 2003	5.73	15.6	(2) (4)
BCCP-130	March 10, 2023	March 10, 2008	4.24	5.0	(2) (4)
BCCP-90	April 7, 2023	April 7, 2003	5.98	46.4	(2) (4)
BCCP-91	May 2, 2023	May 2, 2003	5.79	34.5	(2) (4)
BCCP-92	June 10, 2023	June 10, 2003	5.31	18.1	(2) (4)
BCCP-93	July 4, 2023	July 4, 2003	5.41	33.1	(2) (4)
BCCP-94	August 5, 2023	August 5, 2003	5.67	21.4	(2) (4)
BCCP-95	August 11, 2023	August 11, 2003	5.70	7.5	(2) (4)
BCCP-96	September 2, 2023	September 2, 2003	5.74	11.7	(2) (4)
BCCP-97	September 9, 2023	September 9, 2003	5.70	14.8	(2) (4)
BCCP-98	October 3, 2023	October 3, 2003	5.43	24.5	(2) (4)
BCCP-99	November 10, 2023	November 10, 2003	5.69	28.1	(2) (4)
BCCP-100	December 1, 2023	December 1, 2003	5.57	11.2	(2) (4)
BCCP-142	December 9, 2023	December 9, 2008	5.02	13.2	(2) (4)
BCCP-101	March 1, 2024	March 1, 2004	5.29	49.2	(2) (4)
BCCP-102	April 2, 2024	April 2, 2004	5.28	51.2	(2) (4)
BCCP-103	May 3, 2024	May 3, 2004	5.57	8.0	(2) (4)
BCCP-104	May 10, 2024	May 10, 2004	5.52	59.3	(2) (4)
BCCP-105	June 1, 2024	June 1, 2004	5.57	17.7	(2) (4)
BCCP-106	June 8, 2024	June 8, 2004	5.69	52.9	(2) (4)
BCCP-107	July 11, 2025	July 11, 2005	4.57	47.7	(2) (4)
BCCP-108	August 11, 2025	August 9, 2005	4.61	5.0	(2) (4)
BCCP-173	July 11, 2026	July4, 2011	4.01	29.1	(2) (4)
BCCP-113	August 8, 2026	August 8, 2006	4.78	14.5	(2) (4)
BCCP-119	December 11, 2026	December 11, 2006	4.30	8.3	(2) (4)
BCCP-128	October 9, 2027	October 9, 2007	4.86	13.0	(2) (4)
BCCP-129	November 13, 2027	November 13, 2007	4.82	30.9	(2) (4)
BCCP-131	March 10, 2028	March 10, 2008	4.63	21.4	(2) (4)
BCCP-139	October 7, 2028	October 7, 2008	4.98	7.2	(2) (4)
BCCP-143	December 9, 2028	December 9, 2008	5.19	2.7	(2) (4)
BCCP-145	May 11, 2029	May 11, 2009	5.01	22.5	(2) (4)
BCCP-181	June 9, 2029	June 9, 2014	3.35	5.0	(2) (4)
BCCP-161	May 10, 2030	May 10, 2010	4.79	50.2	(2) (4)
BCCP-174	July 11, 2031	July4, 2011	4.21	31.7	(2) (4)
BCCP-109	August 9, 2035	August 9, 2005	4.67	21.5	(2) (4)
BCCP-166	October 4, 2035	October 4, 2010	4.22	1.5	(2) (4)
BCCP-111	May 9, 2036	May 9, 2006	4.91	31.2	(2) (4)

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2020		References
			(percent)	($ Millions)
BCCP-191	August 8, 2036	August 8, 2016	2.55	6.0		(2) (4)
BCCP-115	September 11, 2036	September 11, 2006	4.54	32.1		(2) (4)
BCCP-117	October 10, 2036	October 10, 2006	4.46	20.2		(2) (4)
BCCP-118	November 10, 2036	November 10, 2006	4.47	37.1		(2) (4)
BCCP-177	February 13, 2037	February 13, 2012	3.25	3.9		(2) (4)
BCCP-121	March 12, 2037	March 12, 2007	4.41	55.7		(2) (4)
BCCP-122	April 10, 2037	April 10, 2007	4.52	41.8		(2) (4)
BCCP-123	May 8, 2037	May 8, 2007	4.50	74.3		(2) (4)
BCCP-192	June 11, 2037	June 12, 2017	2.758	76.9		(2) (4)
BCCP-125	July 10, 2037	July 10, 2007	4.85	31.8		(2) (4)
BCCP-126	August 10, 2037	August 10, 2007	4.90	18.6		(2) (4)
BCCP-127	September 4, 2037	September 4, 2007	4.86	14.2		(2) (4)
BCCP-132	April 8, 2038	April 8, 2008	4.67	43.0		(2) (4)
BCCP-134	May 12, 2038	May 12, 2008	4.70	77.6		(2) (4)
BCCP-135	June 10, 2038	June 10, 2008	4.72	29.8		(2) (4)
BCCP-136	July 8, 2038	July 8, 2008	4.74	37.1		(2) (4)
BCCP-137	August 8, 2038	August 8, 2008	4.69	13.3		(2) (4)
BCCP-193	September 9, 2038	September 10, 2018	2.99	5.9		(2) (4)
BCCP-194	November 10, 2038	November 13, 2018	3.25	37.4		(2) (4)
BCCP-195	April 15, 2039	April 15, 2019	2.721	35.7		(2) (4)
BCCP-146	May 11, 2039	May 11, 2009	4.91	58.9		(2) (4)
BCCP-148	June 9, 2039	June 9, 2009	4.99	78.2		(2) (4)
BCCP-149	July 10, 2039	July 10, 2009	4.71	36.9		(2) (4)
BCCP-150	August 10, 2039	August 10, 2009	4.73	17.6		(2) (4)
BCCP-182	October 14, 2039	October 14, 2014	3.36	6.5		(2) (4)
BCCP-154	November 10, 2039	November 10, 2009	4.68	10.0		(2) (4)
BCCP-183	November 10, 2039	November 10, 2014	3.426	25.9		(2) (4)
BCCP-184	December 8, 2039	December 8, 2014	3.30	7.3		(2) (4)
BCCP-185	March 9, 2040	March 9, 2015	2.68	5.7		(2) (4)
BCCP-157	March 9, 2040	March 9, 2010	4.60	31.5		(2) (4)
BCCP-159	April 12, 2040	April 12, 2010	4.73	39.5		(2) (4)
BCCP-186	April 13, 2040	April 13, 2015	2.718	16.2		(2) (4)
BCCP-187	June 8, 2040	June 8, 2015	2.961	13.0		(2) (4)
BCCP-164	July 12, 2040	July 12, 2010	4.50	49.4		(2) (4)
BCCP-165	August 10, 2040	August 10, 2010	4.50	2.8		(2) (4)
BCCP-167	November 9, 2040	November 9, 2010	4.21	18.5		(2) (4)
BCCP-188	December 10, 2040	December 10, 2015	3.292	9.4		(2) (4)
BCCP-189	April 11, 2041	April 11, 2016	2.99	78.0		(2) (4)
BCCP-190	May 10, 2041	May 10, 2016	3.02	83.0		(2) (4)
BCCP-178	May 8, 2042	May 8, 2012	3.54	70.1		(2) (4)
BCCP-179	June 11, 2042	June 11, 2012	3.22	97.7		(2) (4)
BCCP-180	July 10, 2042	July 10, 2012	3.29	54.8		(2) (4)
BCCP-196	April 12, 2049	April 12, 2019	2.725	25.1		(2) (4)
BCCP-197	May 10, 2049	May 10, 2019	2.755	26.6		(2) (4)
BCCP-198	June 10, 2049	June 10, 2019	2.5325	42.4		(2) (4)
BCCP-199	July 12, 2049	July 12, 2019	2.3793	26.0		(2) (4)
Total:				C $	3,504	(2) (4)

Other				363		(6)
Short-term Promissory Notes				4,769
Total Issues in Canadian Dollars				C $	55,785

BCUSG-6	September 22, 2021	September 22, 2011	2.65	750		(2) (5)
BCUSG-6 (R1)	September 22, 2021	April 25, 2012	2.65	250		(2) (5)
BCUSG-8	October 23, 2022	October 23, 2012	2.00	1,250		(2) (5)
BCUSG-10	September 27, 2024	September 27, 2019	1.75	1,250		(2) (5)
BCUSD-2	January 15, 2026	January 24, 1996	6.50	500		(2) (5)
BCUSG-9	June 2, 2026	June 2, 2016	2.25	750		(2) (5)
BCUSD-3	September 1, 2036	August 29, 1996	7.25	300		(2) (5)

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2020		References
			(percent)	($ Millions)
Short-term Promissory Notes				US $	1,958

Total Issues in U.S. Dollars *				US $	7,008
Exchange Premium (Including Hedge)					1,511
U.S. Issues at Canadian Dollar Equivalent				C $	8,519

BCSFR-7	April 18, 2030	April 19, 2010	2.500		100	(1)
Total Issues in Swiss Francs **				CHF	100
Exchange Premium (Including Hedge)					(4)
Swiss Franc Issues at Canadian Dollar Equivalent **				C $	96	(1)

BCEURO-2	October 8, 2025	October 8, 2015	0.88		500	(1)
BCEURO-5	July 20, 2032	July 20, 2016	0.70		250	(1)
BCEURO-6	January 27, 2037	January 27, 2017	1.337		150	(1)
BCEURO-1	November 8, 2038	November 8, 2011	3.21		40	(1)
BCEURO-3	December 18, 2040	December 18, 2015	1.678		75	(1)
BCEURO-4	June 17, 2043	June 17, 2016	1.25		100	(1)
BCEURO-7	April 25, 2044	April 25, 2019	1.227		130	(1)
BCEURO-8	April 26, 2049	April 26, 2019	1.312		100	(1)
BCEURO-9	October 18, 2049	October 18, 2019	0.478		135	(1)
BCEURO-9 (R1)	October 18, 2049	October 18, 2019	0.478		50	(1)
BCEURO-9 (R2)	October 18, 2049	October 18, 2019	0.478		100	(1)
BCEURO-9 (R3)	October 18, 2049	October 25, 2019	0.478		125	(1)
BCEURO-10	March 30, 2050	March 30, 2020	0.27		150	(1)
Total Issues in Euros **				EUR	1,905
Exchange Premium (Including Hedge)					898
Euro Issues at Canadian Dollar Equivalent **				C $	2,803

BCCNYP-02	November 23, 2020	November 23, 2017	4.80		1,000	(2)
Total Issues in Renminbi***				CNY	1,000
Exchange Premium (Including Hedged)					(800)
Renminbi Issues at Canadian Dollar Equivalent ***				C $	200

BCAUD-1	November 27, 2024	May 27, 2014	4.25		400	(2)
BCAUD-1 (R1)	November 27, 2024	August 14, 2014	4.25		300	(2)
BCAUD-2	February 26, 2027	August 26, 2016	2.50		100	(2)
BCAUD-2 (R1)	February 26, 2027	March 24, 2017	2.50		70	(2)
Total Issues in Australian Dollars **				AUD	870
Exchange Premium (Including Hedge)					11
AUD Issues at Canadian Dollar Equivalent **				C $	881

Gross Direct Debt Issued by the Province
(In Canadian Dollar Equivalents)				C $	68,284

*	Payable and expressed in U.S. dollars. Debt payable of US $6,781 million has been hedged to C$8,197 million and US$227 million was unhedged (CAD$332 million). This balance was translated at the exchange rate prevailing at year-end.

**	Foreign currency debt, other than some U.S. debt has been fully hedged to Canadian dollars.

***	Renminbi bond proceeds invested in Renminbi investments generating a positive carry.

REFERENCES TO STATEMENTS OF DEBT

1)	Interest payable annually.
2)	Interest payable semi-annually.
3)	Interest payable quarterly.
4)	Pursuant to provisions for investment of Canada Pension Plan Investment Board Funds, this issue is redeemable as a whole or in part on 30 days’ notice at the option of the Minister of Finance for British Columbia, subject to certain restrictions.
5)	Callable by the issuer if taxation laws requiring additional payments are imposed or levied.
6)	Direct capital leases and Federal loans to the BC Immigrant Investment Fund, internal debt financing, and other guarantees.

STATEMENT OF DIRECT FUNDED AND UNFUNDED DEBT

At March 31, 2020

	Amount
	Outstanding
	March 31, 2020
	(in '000)
Gross Direct Debt issued by the Province[1] (in Canadian Dollar Equivalents)		68,284,125

Less - Fiscal Agency Borrowings on behalf of:
Warehouse Borrowing Program	-
British Columbia Housing Management Commission	5,000
British Columbia Assessment Authority	-
British Columbia Buildings Corporation	-
British Columbia Hydro and Power Authority	23,531,223
British Columbia Immigration Investment Fund	40,163
British Columbia Infrastructure Benefits Inc.	11,100
British Columbia Institute of Technology	50,077
British Columbia Lottery Corporation	180,114
British Columbia Railway Company	-
British Columbia Pavilion Corporation	-
British Columbia Transit	167,051
British Columbia Transmission Corporaton	-
British Columbia Transportation Financing Authority	11,436,275
College of New Caledonia	2,575
College of the Rockies	-
Columbia Basin Power Projects	936,361
Columbia Power Corporation	335,000
Douglas College	-
Home Owner Protection Office	-
Improvement Districts	5,291
Land and Water British Columbia Inc.	-
Langara College	10,000
Nicola Valley Institute of Technology	2,700
Vancouver Island University	-
Okanagan College	4,162
Partnerships British Columbia	-
Rapid Transit Project 2000 Ltd.	-
School District	-
Selkirk College	-
Simon Fraser University	5,000
Thompson Rivers University	29,398
Transportation Investment Corporation	-
University of British Columbia	125,000
University of Northern British Columbia	-
University of Fraser Valley	9,100
University of Victoria	24,558	36,910,147
Gross Direct Debt		31,373,978
Add -- Unrealized Foreign Exchange gain	(2)
Less -- Unamortized Discount	(39,966)
Less -- Government Sinking Funds[1]	290,493
Less -- Bonds held in the Consolidated Revenue Fund	-	250,525
Total Net Direct Debt		31,123,453
Gross Fiscal Agency Reloaned Debt	36,910,147
Less --Gross Fiscal Agency Debt	36,910,147
Gross Fiscal Agency Debt for Warehouse Borrowing Program Purposes	-
Add --Unamortized Discount/(Premium)	-	-
Total Net Fiscal Agency Debt for Warehouse Borrowing Program Purposes		-
Gross Fiscal Agency Debt		36,910,147
Less -- Unrealized Foreign Exchange Loss	31,664
Less-- Unamortized Discounts	135,462
Less -- Government Sinking Funds	401,221	568,347
Total Net Fiscal Agency Debt		36,341,800
Total Net Direct and Fiscal Agency Debt, Warehouse Borrowing Program Debt		67,465,253
Less --Warehouse Borrowing Program Investments Available to Paydown
Warehouse Borrowing Program Debt		-
Total Net Direct and Fiscal Agency Debt		67,465,253

1 In compliance with generally accepted accounting principles (GAAP), defeased debt is added to Direct debt and the related defeased trust funds are added to sinking fund investments.

NET GUARANTEED DEBT

At March 31, 2020

				Amount
Issuer		Year of	Interest	Outstanding [1]
& Series	Year of Maturity	Issue	Rate	March 31/2020
				(millions of
			(percent)	Cdn. dollars)
British Columbia Hydro and Power Authority	2024	2004	5.54	10

Plus -- Other Guaranteed Debt[2]				5
				15
Less -- Provisions for Probable Payout				(1)
Total Net Guaranteed Debt				14

[1]	Total net of sinking funds and unamortized discount.

[2]	Includes outstanding loan guarantees of student assistance loans, loans to agricultural producers and guarantees issued under economic development assistance programs.

NON-GUARANTEED DEBT

As At March 31, 2020

(millions of
Cdn. dollars)
Taxpayer-Supported Debt
BC Housing Management Commission	805
BC Immigrant Investment Fund	5
BC Pavilion Corporation	378
BC Transportation Financing Authority	787
Columbia Basin Trust	5
Health facilities	1,802
Post-Secondary	543
Provincial Rental Housing	217
Schools	18
Other[1]	10
Total Taxpayer-Supported Non-Guaranteed Debt	4,570

Self-Supported Debt
Commercial Crown Corporations and Agencies
British Columbia Hydro	70
British Columbia Liquor Distribution Branch	210
British Columbia Lottery Corporation	52
British Columbia Railway Co	1
Insurance Corporation of BC	54
Columbia Basin Trust (joint ventures real estate investments)	30
Columbia Basin Power Projects[2]	401
Post-Secondary institutions' subsidiaries	504
Total Self-Supported Non-Guaranteed Debt	1,322

Total Non-Guaranteed Debt	5,892

[1]	Includes debt of the British Columbia Assessment Authority, British Columbia Family Maintenance Enforcement Agency, British Columbia Public School Employers Association, Canadian Blood Services and Community Social Services Employer's Association.

[2]	Joint ventures of Columbia Power Corporation and Columbia Basin Trust.

CONSOLIDATED FUNDED AND UNFUNDED DEBT OF THE PUBLIC SECTOR

As at March 31, 2020

The financial statements of the Province include funded and unfunded debt of public entities within British Columbia which is either guaranteed or reloaned by the Province, and include the funded debt of such entities which is not guaranteed by the Province.

	Outstanding[1,2]	Unamortized	Unrealized foreign	Sinking Fund	Outstanding
	Gross	Premium	exchange gains	Investments[2]	Net
		(in Millions of Cdn dollars)
Direct and Guaranteed Funded and Unfunded
Debt of the Province	67,088	$95	$(32)	$692	$66,269.37
Plus: Non-Guaranteed Debt	5,900	8	-	-	5,892
Total Consolidated Funded Debt of the Public Sector of British Columbia	$72,988	$103	$(32)	$692	$72,161

[1]	Balance does not include the Provision for Probable Payout ($1 million).

[2]	In compliance with generally accepted accounting principles (GAAP), defeased debt is added to Direct debt and the related defeased trust funds are added to sinking fund investments.

CANADIAN FOREIGN EXCHANGE RATE AND

INTERNATIONAL RESERVES

Historical exchange rates* for the Canadian dollar in terms of United States dollars are as follows for the calendar year ended December 31st:

	2015	2016	2017	2018	2019
Highest	1.3990	1.4589	1.3743	1.3642	1.3600
Lowest	1.1728	1.2544	1.2128	1.2288	1.2988

On March 31, 2020, the daily average exchange rate for the U.S. dollar was 1.4187

Source: Bank of Canada

*The rates for the Years 2015 and 2016 are based on the noon exchange rate and future rates are based on the daily average exchange rates, in replacement of the noon exchange rate which ceased being updated after April 28, 2017.

The total of Canada’s official international reserves on December 31, 2015 to 2019 are as follows:

December 31
2015	2016	2017	2018	2019
(US$ Millions)
79,753	82,718	86,625	83,926	85,297	(1)

Source: Bank of Canada

(1)	US$48,646 million, US$0 million in gold, US$3,157 million in the International Monetary Fund position, US$8,527 million in Special Drawing Rights and US$24,967 million in other foreign currencies.

TRADE BALANCE

Exports and Imports (all figures in nominal dollars):

Based on the Provincial Economic Accounts 2018 estimates (November 2019), B.C.’s exports of goods and services totaled $119.8 billion during the 2018 calendar year, consisting of $74.6 billion (62.3%) international exports and $45.2 billion (37.7%) interprovincial exports. B.C.’s imports of goods and services totaled $141.2 billion, consisting of $83.0 billion (58.8%) international imports and $58.2 billion (41.2%) interprovincial imports.

B.C.’s international exports of goods and services represented 10.7% of Canada’s total international exports in 2018, while B.C.’s international imports accounted for 12.1% of Canada’s total international imports in 2018.

B.C. registered a total trade deficit of $21.4 billion in 2018, which consisted of a $8.3 billion deficit from international trade and a $13.0 billion deficit accruing from interprovincial trade. In 2017, B.C. registered a total trade deficit of $21.5 billion. B.C. had an $8.6 billion deficit from international trade and a $12.9 billion deficit from interprovincial trade.

B.C.’s international exports of goods originating within the province (i.e. domestic exports) were $43.5 billion in 2019, a decline of 6.2% compared to $46.3 billion in 2018. B.C.’s exports to most countries were lower in 2019, including the United States, China, Japan and South Korea, and with particular weakness in exports of forestry products.

B.C.’s principal international export market in 2019 was the United States, which accounted for 50.6% of B.C.’s total international goods exports. B.C.’s exports to mainland China and Japan accounted for 14.9% and 10.4%, respectively.

Sources: Statistics Canada, BC Stats and Ministry of Finance